Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
August 11, 2005

Dialog Group, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number 000-30294

Delaware	87-0394290
(State or other jurisdiction of incorporation or organization )	(I.R.S. Employer Identification No.)

Twelfth Floor, 257 Park Avenue South, New York, NY 10010

(Address of Principal Executive Offices)

212-254-1917

(Registrant's Telephone number, including area code)

Section 2 - Financial Information

Item 2.01 - Completion of Acquisition of Assets

On August 11, 2005, 2005 the parties to the AdValiant acquisition made certain changes in the support agreements for the transaction and agreed to file an amendment to the Charter of AdValiant, Inc., the Ontario corporation. The revised documents are attached as exhibits.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)	On August 11, 2005, the Board of Directors elected two new members, John Hand and Peter Bordes.

Mr. Hand was designated by Pearl Street Holdings plc pursuant to the agreements relating to its ownership of $1,105,000 of the Company’s Convertible Notes. Mr. Bordes was designated by the former owners of AdValiant, Inc. as their representative on the Board of Directors.

Neither new director has been appointed to a committee; this is expected to occur at the time of the Company’s annual meeting.

Mr. Hand has had no prior dealings with the Company. Mr. Bordes was president of AdValiant prior to its acquisition and was a small shareholder of IP2M, Inc. at the time that company was acquired by the Company.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits:

Exhibit Number	Description of Exhibit
10.13	AdValiant, Inc., an Ontario Corporation - Second Certificate of Amendment to create the Exchangeable Shares
10.14	Amended and Restated Voting and Exchange Trust Agreement
10.15	Amended and Restated Support Agreement
10.16	Escrow Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIALOG GROUP, INC.

Date: August 11, 2005	By:	/s/ Peter V. DeCrescenzo

Peter V. DeCrescenzo, President & CEO

INDEX TO EXHIBITS

Exhibit	Page
Number	Number	Description

10.13	E - 1	AdValiant, Inc., an Ontario Corporation - Second Certificate of Amendment to create the Exchangeable Shares
10.14	E - 19	Amended and Restated Voting and Exchange Trust Agreement
10.15	E - 59	Amended and Restated Support Agreement
10.16	E - 71	Escrow Agreement